EXHIBIT 24


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form 10-SB of our report dated April 28, 2000 relating to the financial statements of Mangum Acquisition Corporation as of April 26, 2000.

                         /s/ THOMAS LEGER & CO., L.L.P.
                             Thomas Leger & Co., L.L.P.
                             Certified Public Accountants


April 28, 2000
Houston, Texas